EXHIBIT 10.1

HNI Corporation 408 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax  563 272 7217, www.hnicorp.com

CONFIDENTIAL
        [Date]

«Title» «First» «Last»
«Title1»
«Company»
«Address_1»
«City», «State»  «Zip_Code»

Re:          HNI Corporation 2007 Stock-Based Compensation Plan
Stock Option Award Agreement

Dear «First»:

Congratulations on your selection as a Participant who will receive an option grant under the HNI Corporation (the "Corporation") 2007 Stock-Based Compensation Plan (the "Plan").  This Award Agreement (this "Agreement") provides a brief summary of your rights under the Plan.  Capitalized terms found but not defined in this Agreement are defined in the Plan.

The Plan provides complete details of all of your rights under the Plan and this Agreement, as well as all of the conditions and limitations affecting your rights.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement.

The option granted to you under this Agreement is a non-statutory stock option.

Overview of Your Stock Option
1. Number of Shares Granted under this Option:
2. Date of Grant:
3. Exercise Price:
4. Vesting of Options: Subject to the terms of Section 8 below, 100% or any portion of the Shares covered by this option may be purchased on or after «Vesting_Date».
    5.  Method of Exercise and Payment:  Participant may exercise this option by completing the Form of Exercise of Stock Option, attached as Exhibit A, selecting the exercise method, and returning the form to the Corporation.

6. Expiration Date of Option:

«Date»

    7.  Non-Transferability of Options:

(a)       As explained in the next paragraph, during your lifetime the options shall be exercised only by you.  No assignment or transfer of options, whether voluntary or involuntary, by operation of law or otherwise, can be made except by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation.

(b)       Notwithstanding the preceding paragraph, you may transfer your option rights to one or more family member (as such term in used in the Plan) or to one or more trusts established solely for the benefit of one or more family member or to one or more partnerships in which the only partners are family members; provided, however, that (i) no such transfer shall be effective unless you deliver reasonable prior notice thereof to the Corporation and such transfer is thereafter effected subject to the specific authorization of, and in accordance with any terms and conditions that shall have been made applicable thereto by, the Committee or the Board, (ii) any such transferee shall be subject to the same terms and conditions hereunder as you are and (iii) such transfer can not be made for value.

    8.  Termination of Employment:

(a)       By Death or Disability:  Shares which are vested as of the date of death or disability (as such term is used in the Plan) may be purchased until the earlier of:  (i) the expiration date of this option; or (ii) the second anniversary of the date of death or disability.  Shares which are not vested as of the date of death or disability shall become immediately vested 100 percent, provided you are employed by the Corporation on the date of death or disability.

(b)       By Retirement:  Shares which are vested as of the date of retirement at 65 or after age 55 with ten (10) years of service may be purchased until the earlier of:  (i) the expiration date of this option; or (ii) the third anniversary date of such retirement.  Shares which are not vested as of the date of retirement at age 65 or after age 55 with ten (10) years of service shall immediately become vested 100 percent.

(c)       For other reasons:  Shares which are vested as of the date of termination of employment may be purchased until the earlier of:  (i) the expiration date of this option; or (ii) the end of the thirtieth day following the date of termination of employment (except in the case of termination for cause, in which case, no additional exercise period shall be permitted beyond the date of termination).  Shares which are not vested as of the date of employment termination shall immediately terminate, and shall be forfeited to the Corporation.

9. Change in Control: In the event of a Change in Control, all Shares under this option shall become immediately vested 100 percent, and shall remain exercisable for their entire term.

Please acknowledge your agreement to participate in the Plan and this Agreement, and to abide by all of the governing terms and provisions, by signing below, and returning the original signed Agreement to me.  Please make a copy of this Agreement for your files.

Refer any questions you may have regarding your stock options or exercising stock options to the Vice President, Compensation and Benefits.

«Date»

Once again, congratulations on the receipt of your stock option award.

Sincerely,

«First» «Last»
«Title1»

Enc.

HNI Corporation 2007 Stock-Based Compensation Plan

Agreement to Participate

By signing a copy of this Agreement and returning it to the Corporation, I acknowledge that I have read this Agreement and the Plan, and that I fully understand all of my rights thereunder, as well as all of the terms and conditions which may limit my eligibility to exercise this option.

<<First>> <<Last>>	Date

EXHIBIT A

FORM OF EXERCISE OF STOCK OPTION

Granted Under the HNI Corporation 2007 Stock-Based Compensation Plan

                                                                                                                                                                                                                                                               Date: _______________

HNI Corporation
408 East Second Street
Muscatine, Iowa 52761

Attention:                      Vice President, General Counsel and Secretary

The undersigned optionee (the "Optionee") hereby exercises the right, granted as of __________, 20__ pursuant to that certain Stock Option Award Agreement between HNI Corporation, an Iowa corporation (the "Corporation"), and the Optionee, to purchase from the Corporation __________ shares of common stock, $1.00 par value, of the Corporation (the "Common Stock") at an exercise price of $__________ per share ("Option Price") for a total purchase price of $__________.

The Optionee wishes to make payment of the Option Price as indicated below (check one or more boxes):

____           Cash.  Optionee's check in the amount of $__________ is enclosed herewith.

____
Previously acquired shares of Common Stock.  The surrender of previously acquired shares of Common Stock held by the Optionee having a Fair Market Value per share (as defined under the HNI Corporation 2007 Stock-Based Compensation Plan (the "Plan")) less than or equal to the aggregate exercise price, which shares shall have been held by the Optionee for at least six (6) months prior to the date of such surrender.  __________ shares of Common Stock with a total Fair Market Value of $__________ are enclosed herein.

____	Withheld shares of Common Stock. Please retain shares of Common Stock with a total Fair Market Value of $__________ for this purpose.

____
Cashless Exercise and Same-Day Sale.  The Optionee will call Robert W. Baird, Attention: Terry Monroe, 22nd Floor, 227 West Monroe Street, Chicago, IL 60606, Telephone:  312-578-2673, Fax:  312-332-1920, E-mail:  Tmonroe@rbaird.com, or another broker-dealer acceptable to the Corporation to authorize them to issue a check payable to the Corporation from the Optionee's Account No. ________________ in an amount equal to the Option Price plus any applicable income tax withholding.

Tax Note (U.S. taxpayers ONLY):  The Corporation is required to collect AT LEAST 25% Federal Income Tax, Applicable State Income Tax, 1.45% Medicare and 6.2% Social  Security on all non-statutory stock option exercises at the time of exercise.  The Optionee understands that the Corporation's transfer agent will not transfer ownership of the Common Stock purchased hereby until the full amount of the Option Price and applicable withholding taxes have been paid, and immediately upon notification hereby agrees to pay in cash any additional funds that may be required.

Signature (Optionee):
Printed Name:
Address:

Social Security No.: